Exhibit 10.1

AMENDMENT NO. 7 AGREEMENT

This Amendment No. 7 Agreement (this “Amendment”) is dated as of September 25, 2018 by and between Dominion Capital LLC (the “Holder”) and DPW Holdings, Inc., a Delaware corporation (the “Company”).

Recitals

A.	The Company has executed various documents concerning credit extended by the Holder, including, without limitation, the Securities Purchase Agreement dated as of May 15, 2018 (the “May Agreement”), the Transaction Documents (as defined in the May Agreement)) and, more specifically, the Senior Secured Convertible Promissory Note dated May 15, 2018 and originally due November 15, 2018 (the “May Note”), the Senior Secured Convertible Promissory Note dated July 2, 2018 and due January 1, 2019 (the “July Note”) acquired pursuant to a Securities Purchase Agreement dated as of July 2, 2018 and the Senior Secured Convertible Promissory Note dated September 2, 2018 (the “September Note”) acquired pursuant to a Securities Purchase Agreement dated as of September 2, 2018, as such documents have been amended to date.

B.	The Holder and the Company desire to further amend the May Note, the July Note, and the September Note as set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the May Note, the July Note and the September Note, as applicable, and the other Transaction Documents.

2.	Amendments to May Note. The May Note, including its Notice of Conversion and Schedule, is hereby amended as follows:

(a)       By replacing Section 2(f), which currently provides (as modified by Amendment 6):

f)       Amortization. Commencing on September 30, 2018 and continuing every month thereafter for a period of fourteen (14) months (each, an “Amortization Payment Date”), the Company shall redeem one-fourteenth (1/14th) of each of the original principal amount of this Note, accrued but unpaid interest in accordance with the Amortization Payment Schedule set forth on Schedule 2(f) (each, an “Amortization Payment”). Each Amortization Payment shall be made in cash in the amounts set forth on Schedule 2(f) hereto. Any outstanding unpaid principal and accrued interest on this Note as of the Maturity Date will be due and payable on the Maturity Date in cash.

And substituting in lieu thereof:

f)       Amortization. Commencing on September 30, 2018 and continuing every month thereafter on the date provided for in Schedule 2(f) for a period of fourteen (14) months (each, an “Amortization Payment Date”), the Company shall redeem the principal amount of $309,192.71 plus accrued but unpaid interest of $41,924.43 for thirteen (13) payments and the principal amount of $1,011,426.83 plus accrued but unpaid interest of $41,924.43 for the fourteenth (14th) payment in accordance with the Amortization Payment Schedule set forth on Schedule 2(f) (each, an “Amortization Payment”). Each Amortization Payment shall be made in cash or Bitcoin in the amounts set forth on Schedule 2(f) hereto. Any outstanding unpaid principal and accrued interest on this Note as of the Maturity Date will be due and payable on the Maturity Date in cash.

(b)       By replacing the Amortization Payment Schedule in Section 2(f) of the Note with the Amortization Payment Schedule set forth on Exhibit A hereto.

3.	Amendments to May Note, July Note and the September Note. Each of the May Note, July Note and September Note are hereby amended as follows:

By replacing Section 2(e) in each of the May Note, July Note, September Note and all prior applicable amendments which currently provide for varying treatment of mandatory prepayment upon a capital-raising event and substituting in lieu thereof: May Note:

(e)         Mandatory Prepayment. During the term of the Note, (i) in the event that the Company consummates any single or contemporaneous public or private offerings of securities in which the Company receives gross proceeds in the aggregate equal to or greater than $2,000,000 (a “ Qualified Offering ”), excluding investments from officers, directors and related entities, or (ii) in the event that the Company receives funds pursuant to a repayment from a related party of promissory notes issued to such entity (each a “ Non-Qualified Offering ”), at any time upon thirty (30) days written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company shall make payment to the Holder , from up to 25% of the proceeds from such Qualified Offering or Non-Qualified Offering, as applicable, of an amount in cash as follows: (w) the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest and the Make-Whole Amount on the outstanding principal amount to the date of mandatory prepayment (the “ Mandatory Prepayment Date ”) plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x).

For the avoidance of doubt and subject to the notice periods and payment terms outlined herein, any mandatory prepayment of the Company to the Holder shall be applied first in the following order unless modified by the parties in writing:

First, mandatory prepayment of the Senior Secured Convertible Promissory Note, dated July 2, 2018 (as amended, the “July Note”), on the terms therein;

Second, mandatory prepayment of the Senior Secured Convertible Promissory Note, dated September 2, 2018 (as amended, the “September Note”), on the terms therein; and

Lastly, mandatory prepayment of this Note.

Under no circumstance shall the Company be obligated to pay the applicable mandatory prepayment with respect to more than one of this Note or the July or September Notes in connection with any Qualified Offering or Non-Qualified Offering; for example, there shall be no requirement to make a mandatory prepayment on the September Note or this Note until the entirety of the outstanding principal amount and accrued but unpaid interest on the July Note shall have been repaid and such July Note shall have been cancelled upon repayment.

July and September Notes:

(e)         Mandatory Prepayment. During the term of the Note, (i) in the event that the Company consummates any single or contemporaneous public or private offerings of securities in which the Company receives gross proceeds in the aggregate equal to or greater than $2,000,000 (a “ Qualified Offering ”), excluding investments from officers, directors and related entities, or (ii) in the event that the Company receives funds pursuant to a repayment from a related party of promissory notes issued to such entity (each a “ Non-Qualified Offering ”), at any time upon thirty (30) days written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company shall make payment to the Holder, from up to 25% of the proceeds from such Qualified Offering or Non-Qualified Offering, as applicable, of an amount in cash as follows:

(A) if the Company is required to prepay the Note at any time within the initial thirty (30) days following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 105% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest on the outstanding principal amount to the date of mandatory prepayment (the “Mandatory Prepayment Date ”) plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (B) if the Company is required to prepay the Note at any time from the 31st day through the 60th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 110% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (C) if the Company is required to prepay the Note at any time from the 61st day through the 90th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 115% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); (D) if the Company is required to prepay the Note at any time from the 91st day through the 120th day following the Original Issue Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 120% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest on the principal amount to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x); and (E) if the Company is required to prepay the Note at any time from the 121st day through the Maturity Date, the Company shall make payment to the Holder of an amount in cash equal to the sum of: (w) 125% multiplied by the principal amount of the Note then outstanding plus (x) accrued and unpaid guaranteed interest on the principal amount of the Note to the Mandatory Prepayment Date plus (y) any other amounts due under the Note, including Late Fees, if any, on the amounts referred to in clauses (w) and (x). The Holder may continue to convert the Note from the date notice of the mandatory prepayment is given until the date of the mandatory prepayment.

For the avoidance of doubt and subject to the notice periods and payment terms outlined herein, any mandatory prepayments of the Company to the Holder shall be applied first in the following order unless modified by the parties in writing:

First, mandatory prepayment of the Senior Secured Convertible Promissory Note, dated July 2, 2018 (as amended, the “July Note”), on the terms therein;

Second, mandatory prepayment of the Senior Secured Convertible Promissory Note, dated September 2, 2018 (as amended, the “September Note”), on the terms therein; and

Lastly, mandatory prepayment of the Senior Secured Convertible Promissory Note, dated May 15, 2018 (as amended, the “May Note”), on the terms therein.

Under no circumstance shall the Company be obligated to pay the applicable mandatory prepayment with respect to more than one of the May, July or September Notes in connection with any Qualified Offering or Non-Qualified Offering; for example, there shall be no requirement to make a mandatory prepayment on the September Note or the May Note until the entirety of the outstanding principal and accrued but unpaid interest of the July Note shall have been repaid and such July Note shall have been cancelled upon repayment.

4.       Representations and Warranties. When the Company signs this Amendment, the Company represents and warrants to the Holder that: (a) this Amendment is within the Company’s powers, has been duly authorized, does not conflict with any of the Company’s organizational papers and is the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, and (b) that the person or persons executing this Amendment on behalf of the Company are duly appointed officers or other representatives of the Company with authority to execute and deliver this Amendment on behalf of the Company.

5.       Conditions. This Amendment will be effective when all of the following conditions shall have been satisfied, as determined by the Holder in its sole discretion and the Holder shall have accepted this Amendment (notice of which acceptance is hereby waived by the Company).

a.	The Holder has received evidence that the execution, delivery and performance by the Company of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

b.	This Amendment has been executed by the Company and the Holder.

c.	The Company has filed with the SEC an amendment to the current registration statement on Form S-3 (File No. 333-226301) (the “Registration Statement”) to register the shares of Common Stock underlying the May and July Notes and the 400,000 shares of Common Stock due to the Holder pursuant to Amendment No. 3 Agreement, dated July 2 2018, between the Company and the Holder. The Company expressly acknowledges that the 8,000,000 shares of Common Stock underlying the May and July Notes and the 400,000 shares of Common Stock can be issued via DWAC without a restrictive legend once the Registration Statement is declared effective and shall be eligible to trade on the NYSE American exchange. For the avoidance of doubt, if the Company does not use its commercially reasonable best efforts to cause the Registration Statement to be declared effective within thirty (30) days of the date of this Amendment, then this condition 5(c) shall retroactively be determined not to have been met and this Amendment will be of no further force and effect.

6.       Effect of Amendment; References.

a.	Except as expressly amended hereby, all of the terms and conditions of the May Note, the July Note and the September Note shall remain unchanged and in full force and effect and the Company hereby reaffirms its obligations under the May Note, the July Note and the September Note, as amended by this Amendment, without defense, right of set off or recoupment, claim or counterclaim of any kind or nature (and to the extent there exists any such defense, right of set off or recoupment, claim or counterclaim on the date hereof, the same is hereby forever released, discharged and waived by the Company). The Company hereby reaffirms as of the date hereof its representations and warranties under each of the Transaction Documents.

b.	This Amendment (i) is limited precisely as specified herein and does not constitute nor shall be deemed to constitute a modification, acceptance or waiver of any other provision of the May Note, the July Note and the September Note, (ii) is not intended to be, nor shall it be construed to create, a novation or an accord and satisfaction of any obligation or liability of the Company under the May Note, the July Note and the September Note, and (iii) shall not prejudice or be deemed to prejudice any rights or remedies the Holder may now have or may in the future have under or in connection with the May Note, the July Note and the September Note.

c.	All references in any Transaction Document to any other Transaction Document amended hereby shall be deemed to be a reference to such Transaction Document as amended by this Amendment, if and as applicable.

8.             Miscellaneous.

a.	This Amendment shall be governed by and construed in accordance with the laws of the state provided in the May Agreement.

b.	This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic transmission shall be effective as a delivery of a manually executed counterpart thereof.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized representatives on the date first written above.

DPW HOLDINGS, INC.
By: /s/ Milton C, Ault III Name: Milton C. Ault III Title: Chief Executive Officer Facsimile No. for delivery of Notices:

DOMINION CAPITAL, LLC
By: /s/ Mikhail Gurevich Name: Mikhail Gurevich Title: Managing Member, Dominion Capital Holdings LLC as Managing Member of Dominion Capital LLC Facsimile No. for delivery of Notices:

Exhibit A

Amortization Payment Schedule (Updated)

Date Payment Number Principal Amount Principal Payment Interest Payment Total Payment Due Cash Total Due in Bitcoin 8/31/2018 $ 5,030,932.06 9/30/2018 1 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 10/31/2018 2 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 11/30/2018 3 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 12/31/2018 4 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 1/31/2019 5 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 2 /28/2019 6 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 3/31/2019 7 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 4 /30/2019 8 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 5/31/2019 9 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 6 /30/2019 10 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 7/31/2019 11 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 8/31/2019 12 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 9 /30/2019 13 $ 309,192.71 $ 41,924.43 $ 351,117.14 $ 386,228.86 10/31/2019 14 $ 1,011,426.83 $ 41,924.43 $ 1,053,351.26 $ 1,158,686.39